UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2018
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders of Forum Energy Technologies, Inc. (the "Company") was held on May 15, 2018. Matters voted on at the annual meeting and the results thereof were as follows:

1.
Election of Directors. The following individuals were elected as Class III directors to the Company’s Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2021 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Michael McShane	83,383,689	13,584,746	6,808,878
Terence M. O'Toole	93,344,517	3,623,918	6,808,878
Louis A. Raspino	93,344,167	3,624,268	6,808,878
John Schmitz	92,199,879	4,768,556	6,808,878

2.	Approval of Executive Compensation, by Non-Binding Vote. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes Cast
For	87,842,939
Against	6,790,033
Abstentions	2,335,463
Broker Non-Votes	6,808,878

3.	Ratification of Auditors. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018:

Votes Cast
For	100,967,216
Against	515,185
Abstentions	2,294,912
Broker Non-Votes	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2018	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Vice President, Deputy General Counsel and Secretary